UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 20, 2014
Date of Report (Date of earliest event reported)

SPOTLIGHT INNOVATION INC.
(Exact name of registrant as specified in its charter)

Nevada	333-141060	98-0518266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6750 Westown Parkway, Suite 200-226 West Des Moines, IA	50266
(Address of principal executive offices)	(Zip Code)

(515) 274-9087
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

Effective June 20, 2014 David Hostelley was named Chief Financial Officer of Spotlight Innovation Inc. (the “Company”). The Company entered into an agreement with Dr. Hostelley whereby Mr. Hostelley would serve as Chief Financial Officer of the Company for six months, and receive a salary of $4,000 per month. A copy of this Agreement is annexed as an exhibit hereto.

Dr. Hostelley, is a CPA(inactive) licensed by the state of Ohio. He earned his Ph.D. in management while a lecturer in the MBA Program of Baldwin-Wallace College. He formerly lectured in Accounting and Management for Walsh University, North Canton, Ohio. For the past five years to the present he has served as CEO/CFO and board member of publicly traded companies, which are:

From 08-09 to 01-11 EARI.PK / Entertainment Arts Research, Inc.
From 06-10 to 07-11 QEBR.OB / Virtual Medical International, Inc.
From 03-11 to 9-11CVSL.OB / Cardio Vascular Medical Device, Inc.

Dr. Hostelley spent 20 years as a consultant in the Health field. He has structured numerous acquisitions in the fields of printing, oil and gas development, private schools, insurance agencies, hotels, manufacturing, debit card issuance, health products and health clubs and service entities. He has formed Not-For-Profit entities and serves on the board of trustees. In his capacity of trainer in the field of Project Management, Dr. Hostelley has taught the executives of many companies including but not limited to: Ford Motor Company, Westinghouse, National Fuel Gas, General Electric, Stromberg-Carlson, Doehler-Jarvis, Marvin Windows, Progressive Insurance, EDI Engineering, Sun Exploration, Tennessee Valley Authority, SPX Corporation, The Venezuelan Oil Ministry, Ford Museum in Greenfield Village. He has lectured in South Africa, Venezuela, Canada, and the United States.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description	Filed with this Current Report	Incorporated by reference
			Form	Filing Date	Exhibit No.
10.9	Agreement between Spotlight Innovation Inc. and David Hostelley dated June 20, 2014.	x

99.1	Press Release dated June 23, 2014.	x

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPOTLIGHT INNOVATION INC.

Date: June 24, 2014	By:	/s/ Cristopher Grunewald
Name: Cristopher Grunewald
Title: President

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